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                                                                  Exhibit 10.9



                          STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of September 14, 1997, is made and entered into among Equity Office Properties Management Corp., a Delaware corporation ("Purchaser"), and the undersigned stockholders (each, a "Stockholder," and collectively, the "Stockholders") of Beacon Construction Company, Inc., a Massachusetts corporation (the "Company").

     WHEREAS, Equity Office Properties Trust, a Maryland real estate investment trust ("Equity Office Properties"), Equity Office Properties Operating Limited Partnership, a Delaware limited partnership ("Equity Office Properties Partnership"), Beacon Properties Corporation, a Maryland corporation ("Beacon"), and Beacon Properties, L.P., a Delaware limited partnership ("Beacon Partnership"), have on the date hereof entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Beacon shall be merged with and into Equity Office Properties and Beacon Partnership shall be merged with and into Equity Office Properties Partnership (the "Mergers");

     WHEREAS, the authorized capital stock of the Company consists of (i) one thousand (1,000) shares, $.01 par value per share (the "Voting Shares"), of which nine hundred ninety (990) shares are issued and outstanding and owned by the Stockholders as set forth on Exhibit A and ten (10) shares of which are issued and outstanding and owned by Beacon Partnership, and (ii) one thousand (1,000) shares of non voting stock, $.01 par value per share, of which one thousand (1,000) shares are issued and outstanding and owned by Beacon Partnership; and

     WHEREAS, as an inducement to Equity Office Properties and Equity Office Properties Partnership to enter into the Merger Agreement, the Stockholders have agreed to sell all of the outstanding Voting Shares held by them to Purchaser.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1

                              SALE AND PURCHASE

     1.1 Sale of Voting Shares. Subject to, and in consideration of, the terms and conditions of this Agreement, at the Closing (as defined in Article 2), each Stockholder shall sell, and Purchaser shall purchase, all right, title and interest of such Stockholder in the Voting Shares set forth opposite such Stockholder's name on Exhibit A. At the Closing, each Stockholder shall deliver or cause to be delivered to Purchaser, stock certificates representing the Voting Shares set forth opposite such Stockholder's name on Exhibit A, duly endorsed in blank or accompanied by




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stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed.

     1.2 Purchase Price; Delivery. In consideration of the sale, assignment, transfer, conveyance and delivery described above, at the Closing Purchaser will pay each Stockholder in immediately available funds an amount equal to (i) the number of Voting Shares set forth opposite such Stockholder's name on Exhibit A hereto, multiplied by (ii) the fair market value per Voting Share as determined by the parties hereto (or, if the parties are unable to so agree, based upon an appraisal by an independent appraiser unaffiliated with any party hereto in a manner consistent with industry practice).

                                  ARTICLE 2

                                   CLOSING

     2.1 Closing; Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Article 5, the closing of the sale and purchase of the Voting Shares (the "Closing") shall take place on the same date, and at the same time and place, as the closing under the Merger Agreement, or at such other time and place as shall be agreed upon by the parties. The time and date of the Closing shall be referred to as the "Closing Date."

                                  ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Stockholders.   Each Stockholder
represents and warrants to Purchaser as to itself or himself as follows:

     (a) Title. Such Stockholder is, and on the Closing Date will be, the beneficial and record owner of the Voting Shares set forth opposite such Stockholder's name on Exhibit A, free and clear of all pledges, liens, encumbrances, restrictions, voting agreements or trusts, rights, claims or charges of any nature or kind whatsoever (collectively, "Claims"). Upon delivery to Purchaser of the certificate or certificates representing such Voting Shares duly endorsed in blank for transfer or with stock powers attached duly executed in blank, against delivery of the Purchase Price, good and valid title to such Voting Shares shall be transferred to Purchaser free and clear of any and all Claims.

     (b) Capacity. Such Stockholder has full legal right, capacity, authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (c) Binding Obligation. This Agreement has been duly executed and delivered by such Stockholder and constitutes such Stockholder's legal, valid and binding obligation, enforceable against such Stockholder in accordance with and subject to its terms, subject to ap-


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plicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (d) Non-Contravention. Neither the execution and delivery by such Stockholder of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby conflict with, or result in any breach of, constitute a default under, permit the termination of, or result in the acceleration of any indebtedness under, any agreement, contract, lease, promissory note, indenture, covenant or other arrangement to which such Stockholder is a party or by which such Stockholder is, or such Stockholder's assets are, bound.

     3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to each Stockholder as follows:

     (a) Organization and Standing. Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the full and unrestricted corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (iii) has the full and unrestricted corporate power and authority to own, operate and lease its properties and to carry on its business.

     (b) Authorization. The execution and delivery of this Agreement by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate or other action on the part of Purchaser.

     (c) Binding Obligation. This Agreement has been duly executed and delivered by Purchaser and constitutes Purchaser's legal, valid and binding obligation, enforceable against Purchaser in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (d) Non-Contravention. Neither the execution and delivery by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby conflict with, or result in any breach of, constitute a default under, permit the termination of, or result in the acceleration of any indebtedness under, any agreement, contract, lease, promissory note, indenture, covenant or other arrangement to which Purchaser is a party or by which it is, or its assets are, bound.

     (e) Purchase of Voting Shares. Purchaser is purchasing the Voting Shares for its own account and not with a view toward, or for resale in connection with, any distribution thereof.


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                                  ARTICLE 4

                                  COVENANTS

     4.1 Filings under HSR Act. Purchaser and each Stockholder shall use all reasonable best efforts to cooperate with one another in determining, no later than ten (10) days from the date hereof whether any filings are required under the HSR Act in connection with this Agreement, and as soon as practicable upon making any determination that such filings are required, and in any event within fifteen (15) days after making such determination, shall make all necessary filings under the HSR Act and shall cooperate in attempts to secure early termination of the applicable waiting period.

     4.2 Conduct of Company Business. From and after the date hereof, no Stockholder shall take any action, the result of which would be to cause the Company to conduct its business other than in the ordinary course consistent with past practice (including, without limitation, the declaration, setting aside or payment of any dividend or distribution with respect to the Company's capital stock). Without limiting the generality of the foregoing, no Stockholder shall approve (i) the issuance by the Company of any capital stock or any options, warrants or other rights to subscribe for or purchase any of the Company's capital stock or any securities convertible into or exchangeable for the Company's capital stock, (ii) the direct or indirect redemption, purchase or other acquisition of any of the Company's capital stock, (iii) a split, reclassification or other change in or of any of the Company's capital stock, or (iv) any amendment of the Company's articles of incorporation or bylaws.

     4.3 Additional Actions and Documents. Each of the parties hereby agrees to take or cause to be taken such further actions and to execute, deliver and file or cause to be executed, delivered and filed, such further documents as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

                                  ARTICLE 5

                            CONDITIONS TO CLOSING

     5.1 Conditions to the Obligations of Purchaser. The obligations of Purchaser under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) The representations and warranties made by each of the Stockholders in this Agreement shall be true and correct when made, and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

     (b) Each Stockholder shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it or him or all one or more Stockholders collectively prior to the Closing Date.



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     (c) No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Purchaser.

     (d) Each Stockholder shall have delivered to Purchaser a certificate, dated as of the Closing Date and executed by such Stockholder, certifying, as to such Stockholder, the fulfillment of the conditions specified in Sections 5.1(a) and (b).

     (e) Any and all applicable waiting periods under the HSR Act shall have expired.

     (f) Each of the parties to the Merger Agreement shall have certified to Purchaser that all conditions to the closing of the transactions thereunder have been waived or satisfied.

     5.2 Conditions to the Obligations of each Stockholder. The obligations of each Stockholder under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) The representations and warranties made by Purchaser in this Agreement shall be true and correct when made, and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

     (b) Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date.

     (c) No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by one or more of the Company or one or more Stockholders.

     (d) Purchaser shall have delivered to the Stockholders a certificate, dated as of the Closing Date and executed by Purchaser, certifying, as to such Stockholder, the fulfillment of the conditions specified in Sections 5.2 (a) and (b).

     (e) Any and all applicable waiting periods under the HSR Act shall have expired.

     (f) Each of the parties to the Merger Agreement shall have certified to the Stockholders that all conditions to the closing of the transactions thereunder have been waived or satisfied.




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                                  ARTICLE 6

                                 TERMINATION

     6.1 Events of Termination. (a) This Agreement may be terminated at any time before the Closing Date under any one or more of the following circumstances:

     (i)   by the mutual written consent of all of the parties hereto;

     (ii) by Purchaser, if any Stockholder shall have breached, or failed to comply with, in any material respect any of its or his respective obligations under this Agreement or any representation or warranty made by it or him shall have been incorrect when made or shall have since ceased to be true and correct;

     (iii) by the Stockholders, if Purchaser shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Purchaser shall have been incorrect when made or shall have since ceased to be true and correct; or

     (iv) by Purchaser or the Stockholders, if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental or regulatory authority preventing or prohibiting consummation of the transactions contemplated hereby shall have become final and non-appealable.

     (b) This Agreement shall terminate immediately upon the termination of the Merger Agreement.

     6.2 Effect of Termination. In the event this Agreement is terminated as provided in this Article 6, this Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder, except that the provisions of Section 7.4 (Governing
Law) shall survive the termination of this Agreement; provided, however, that nothing herein shall relieve any party for any material breach of any of its or his representations, warranties, covenants or agreements under this Agreement.

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     7.2 Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.



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     7.3 Entire Agreement; Assignment.  This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (ii) shall not be assigned by any party hereto by operation of law or otherwise, without the prior written consent of each other party hereto; provided, however, that Purchaser may assign this Agreement without consent of the Stockholders to any affiliate of Purchaser.

     7.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     7.5 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     7.7 Amendment; Waivers. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                           EQUITY OFFICE PROPERTIES MANAGEMENT
                                           CORP.


                                           By: /s/ Stanley M. Stevens
                                              ---------------------------------
                                           Name: Stanley M. Stevens
                                           ------------------------------------
                                           Title: V.P.
                                                  -----------------------------
Stockholders:

/s/ Norman B. Leventhal, Trustee
--------------------------------
Name: Norman B. Leventhal
--------------------------------
as Voting Trustee u/t/a
dated March 6, 1989

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                                                                      Exhibit A



Name of Stockholder   Number of Voting Shares
--------------------  -----------------------
Norman B. Leventhal,                     990
as voting Trustee u/t/a
dated  March 6, 1989